Exhibit 99.1

SCHEDULE A

Directors and Officers of BBRC International Pte Limited

Name and Position	Principal Occupation	Principal Business Address	Citizenship

Brett Blundy* Director

Tracey Blundy Director	Private Investor	3 Phillip Street #11-01 Royal Group Building Singapore 048693	Australia

Sharmila Gunasingham Director	Corporate Lawyer & Managing Director at Global Law Alliance LLC	Global Law Alliance LLC 3 Phillip Street #09-05 Royal Group Building Singapore 048693	Singapore

Peter Milnes Director	Managing Director & Trustee at Rawlinson & Hunter (Singapore) Pte Limited	30 Cecil Street #18-02/03 Prudential Tower Singapore 049712	United Kingdom

Directors and Officers of BBFIT Investments Pte Ltd

Name and Position	Principal Occupation	Principal Business Address	Citizenship

Brett Blundy* Director

Tracey Blundy Director	Private Investor	3 Phillip Street #11-01 Royal Group Building Singapore 048693	Australia

Sharmila Gunasingham Director	Corporate Lawyer & Managing Director at Global Law Alliance LLC	Global Law Alliance LLC 3 Phillip Street #09-05 Royal Group Building Singapore 048693	Singapore

Peter Milnes Director	Managing Director & Trustee at Rawlinson & Hunter (Singapore) Pte Limited	30 Cecil Street #18-02/03 Prudential Tower Singapore 049712	United Kingdom

* Mr. Blundy is a Reporting Person and, as such, the information with respect to Mr. Blundy called for by the Schedule 13D is set forth therein.